Exhibit 99.1

FOR IMMEDIATE RELEASE

ZORAN CORPORATION URGES STOCKHOLDERS TO POSTPONE

MAKING ANY DECISION REGARDING THE RAMIUS CONSENT SOLICITATION

Zoran to File Consent Revocation Materials Shortly

Sunnyvale, Calif. – December 8, 2010 – Zoran Corporation (NASDAQ: ZRAN) announced today, in response to the proposed consent solicitation by Ramius Value and Opportunity Master Fund Ltd and other participants (collectively, “Ramius”), that its Board of Directors strongly encourages Zoran stockholders to postpone making any decision with respect to the proposals contained in the Ramius consent solicitation until they have had the benefit of the Board’s response to Ramius’s proposals.

Ramius has filed with the SEC preliminary consent solicitation materials seeking stockholder consent for a number of proposals, including replacing six of the seven members of Zoran’s Board, all of whom are independent, with six individuals nominated by Ramius. Zoran noted that Ramius is attempting to take control of Zoran’s Board and the Company without paying a control premium to other Zoran stockholders. Zoran also noted that Ramius is attempting to obtain board representation far in excess of its ownership interest in Zoran (approximately 8% of the Company’s outstanding shares).

Zoran’s Board, with its advisors, is carefully evaluating Ramius’s proposals and will issue a comprehensive response when it completes its evaluation. Zoran expects to file consent revocation materials with the Securities and Exchange Commission (“SEC”) shortly, including its response to several inaccuracies and misrepresentations that are contained in Ramius’s consent solicitation materials about the markets in which Zoran competes and Zoran’s current position and future outlook, among others.

On December 6, 2010, Ramius delivered to Zoran a signed written consent, which established a record date of December 6, 2010 for the proposed Ramius consent solicitation.

Levy Gerzberg, president and chief executive officer of Zoran, said, “Zoran is aggressively taking actions to improve the Company’s cost structure and enhance its business mix with the goal of achieving sustainable and profitable growth. During the current quarter, we discontinued making investments in DVD, and are harvesting the revenues in this product line with an expectation of profitability in 2011. In DTV, we are in the process of streamlining and optimizing our expense structure; we have set specific revenue and operating expense targets for 2011; and, our latest and most competitive technologies are geared to penetrate the higher-margin, higher-growth segments. We also recently completed the acquisition of Microtune which is complementary and synergistic to Zoran’s strategic and growth objectives in the set-top-box and DTV markets and is expected to be accretive to EPS in 2011. Collectively, these actions are expected to enable Zoran to return to profitability in the second half of 2011.

“Zoran has a strong Board of Directors with a broad range of experience,” added Dr. Gerzberg. “Zoran’s Board is comprised of seven directors, six of whom are independent. Zoran’s Board and management team have been and remain intensely focused on acting in the best interests of the Company and creating value for all stockholders.”

About Zoran

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receivers (silicon tuners), DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, India, Israel, Japan, Korea, Sweden, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500. Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States or other countries. All other names and brands may be claimed as property of others.

Forward Looking Statements

This press release, including the chief executive officer quotation, contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under Zoran’s control. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: Zoran’s ability to acquire new, and increase its business from current, customers; potential declines in Zoran’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for Zoran’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines; Zoran’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by Zoran and its competitors, and of transitions away from older products; intense competition in Zoran’s markets and in the markets in which its customers operate; Zoran’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on Zoran’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the Fund’s proposals pass; or certain other actions taken by Zoran. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. Zoran assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by the Fund to remove and replace the Board (the “Consent Solicitation”). Zoran plans to file a consent revocation statement with the SEC in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Zoran’s website at www.zoran.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, Zoran will mail the definitive Consent Revocation Statement and a form of BLUE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at Zoran’s website at www.zoran.com.

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Contacts:

Karl Schneider

Chief Financial Officer

(408) 523-6500

ir@zoran.com

Bonnie McBride

(415) 454-8898

bonnie@avalonir.com

Matthew Sherman / Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449